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                                  EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22845-99, 333-22823-99, 333-52755-99,
333-33756-99 and 333-63154) of Pegasus Communications Corporation of our report dated February 20, 2004, except for Note 3 as to which the date is April 15, 2005 and Note 4 as to which the date is May 13, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 13, 2005